Exhibit 5.1

ONE SHELL PLAZA 910 LOUISIANA HOUSTON, TEXAS 77002-4995 TEL +1 713.229.1234 FAX +1 713.229.1522 www.bakerbotts.com	ABU DHABI AUSTIN BEIJING DALLAS DUBAI HONG KONG HOUSTON LONDON MOSCOW NEW YORK PALO ALTO RIYADH WASHINGTON

September 16, 2010

Transocean Ltd.

Chemin de Blandonnet 10

1214 Vernier, Switzerland

Transocean Inc.

70 Harbour Drive

Grand Cayman, Cayman Islands KY-1003

Ladies and Gentlemen:

As set forth in a Registration Statement on Form S-3 (the “Registration Statement”) proposed to be filed with the Securities and Exchange Commission (the “Commission”) by Transocean Ltd., a Swiss corporation (“Transocean-Switzerland”), and Transocean Inc., a Cayman Islands exempted company (“Transocean-Cayman”), under the Securities Act of 1933, as amended (the “Act”), relating to (i) shares of Transocean-Switzerland, currently par value CHF 15.00 per share (the “Shares”), (ii) Transocean-Cayman’s unsecured debt securities (the “Debt Securities”), (iii) guarantees of the Debt Securities by Transocean-Switzerland (the “Guarantees”) and (iv) warrants (the “Warrants”) to purchase Debt Securities, Shares or other securities to be issued and sold by Transocean-Switzerland or Transocean-Cayman from time to time pursuant to Rule 415 under the Act (the “Securities”), certain legal matters in connection with such Debt Securities are being passed upon for you by us.

In our capacity as your counsel in the connection referred to above, we have examined (i) the Articles of Incorporation and Organizational Regulations of Transocean-Switzerland (collectively, the “Transocean-Switzerland Charter Documents”) and the Amended and Restated Articles of Association and Memorandum of Association of Transocean-Cayman (collectively, the “Transocean-Cayman Charter Documents”); (ii) the Indenture dated December 11, 2007 between Transocean-Cayman and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as filed as Exhibit 4.1 to the Registration Statement, as supplemented by the third supplemental indenture thereto among Transocean-Switzerland, Transocean-Cayman and the Trustee filed as Exhibit 4.2 to the Registration Statement (the “Senior Indenture”), pursuant to which the senior Debt Securities may be issued; (iii) the Indenture (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”) in the form of Exhibit 4.3 to the Registration Statement to be executed by Transocean-Switzerland, Transocean-Cayman and a trustee to be designated therein, pursuant to which the subordinated Debt Securities may be issued; (iv) the First Supplemental Indenture to the Subordinated Indenture (the “First Supplemental Indenture”) in the form of Exhibit 4.4 to the Registration Statement to be executed by Transocean-Switzerland, Transocean-Cayman and the trustee under the Subordinated Indenture; and (v) the originals, or copies certified or otherwise identified, of corporate records of each of Transocean-Switzerland and Transocean-Cayman, certificates of public officials and of representatives of each of Transocean-Switzerland and Transocean-Cayman, statutes and other instruments and documents as a basis for the opinions hereafter expressed.

Transocean Ltd. Transocean Inc.	September 16, 2010

We have assumed, without independent investigation, that all signatures on documents we have examined are genuine, all documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies of original documents conform to the original documents and all these original documents are authentic, and all information submitted to us was accurate and complete.

In connection with this opinion, we have assumed that (i) the Registration Statement and any amendments to the Registration Statement (including post-effective amendments) will have become effective under the Act; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by Transocean-Switzerland and/or Transocean-Cayman, as applicable, and the other parties thereto; and (v) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise.

On the basis of the foregoing and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that, with respect to Debt Securities to be issued under the Indentures and any Guarantees included in the Debt Securities, when (i) in the case of senior Debt Securities, any supplemental indenture to the Senior Indenture has been duly authorized and validly executed and delivered by Transocean-Switzerland, Transocean-Cayman and the Trustee, (ii) in the case of subordinated Debt Securities, each of the Subordinated Indenture and the First Supplemental Indenture has been duly authorized and validly executed and delivered by Transocean-Switzerland, Transocean-Cayman and the trustee thereunder, (iii) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iv) the Board of Directors of Transocean-Cayman or, to the extent permitted by the laws of the Cayman Islands and the Transocean-Cayman Charter Documents, a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”), has taken all necessary corporate action to approve and establish the terms of such Debt Securities and to approve the issuance thereof, the terms of the offering thereof and related matters and such Debt Securities do not include any term that is unenforceable, (v) the Board of Directors of Transocean-Switzerland or, to the extent permitted by Swiss law and the Transocean-Switzerland Charter Documents, a duly constituted and acting committee thereof, has taken all necessary to approve and establish the terms of the Guarantee included in such Debt Securities and to approve the issuance thereof, the terms of the offering thereof and related matters and (vi) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of both the applicable Indenture and either (a) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board, such Debt Securities and any Guarantees included in such Debt Securities will constitute legal, valid and binding obligations of Transocean-Cayman and Transocean-Switzerland, respectively, enforceable against Transocean-Cayman and Transocean-Switzerland, respectively, in accordance with their terms, except as the enforceability thereof is subject to the effect of (A) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other law relating to or affecting creditors’ rights generally and (B) general principles of equity and public policy (regardless of whether such enforceability is considered in a proceeding in equity or at law).

This opinion is limited to the laws of the State of New York and applicable federal laws of the United States.

Transocean Ltd. Transocean Inc.	September 16, 2010

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.

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